SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     FORM 8-K
                                  CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  June 30, 1999

               SOUTHERN JERSEY BANCORP OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

    Delaware                        0-12635              22-298365

(State or Other Jurisdiction       (Commission       (I.R.S. Employer
of Incorporation)                   File Number)      Identification No.)


53 South Laurel Street, Bridgeton, New Jersey           08302-1293
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code  (856) 453-3126



Item 5.   Other Events.

Recent Developments

   The Bank had a net loss of $256,000 for the first six months of 1999 as compared to net loss of $218,000 for the comparable period of 1998. The increase in the net loss is primarily a result of the decrease in interest income resulting from the increased amount of non-performing loans experienced by the Bank during this period. The increase in non-performing loans caused the Bank to incur additional legal and professional expenses to collect them. Finally, the proceeds realized by the Bank from the sale of approximately $19,700,000 of marine loans were re-deployed into lower yielding federal fund investments as opposed to higher interest yielding loans.

   The Bank had $242,194,000 in total loans at June 30, 1999 as compared to $289,582,000 in total loans at June 30, 1998. The 16.4% decrease in total loans for the first six months of 1999 is a result of the Bank's tightening of credit standards and the continued implementation of its revised loan policy with its stricter underwriting guidelines.

   The Bank had interest income from its loans and investment securities of $14,499,000 for the first six month period ended June 30, 1999 as compared to $17,264,000 for the comparable period in 1998. This 19.1% decrease in interest income is primarily attributable to the $47,388,000 decrease in loans at the Bank. As a result of fewer loans booked at the Bank, its net interest income fell 33.7% from $8,109,000 for the first six months of 1998 to $6,064,000 for the comparable period in 1999.

   The Bank's non-interest income held steady for the first six months of 1999 with the Bank earning $1,721,000 as compared to $1,739,000 during the first six months of 1998.

   The Bank's non-interest expense increased for the first six months of 1999 with the Bank expensing $7,534,000 as compared to $7,166,000 during the first six months of 1998. This increase was primarily a result of a $303,000 increase in legal and professional fees experienced in the first six months of 1999 as compared to the comparable period in 1998.

   The Bank had $419,109,000 in total deposits for the first six months of 1999 as compared to $438,956,000 for the first six months of 1998.
This 4.7% decrease is primarily a result of the Bank lowering the interest rates it paid on its deposits in the second quarter of 1999.

   The increase in the Bank's Allowance for Loan and Lease Losses of $2,128,000 from $7,054,000 as of June 30, 1998 to $9,182,000 as of June 30,
1999 was a result of the $9,476,000 (108.8%) increase in non-performing loans experienced by the Bank in the first six months 1999 as compared to the first six months of 1998. The increase in the amount of loans on non-performing status is a result of the Bank's internal loan review of its commercial portfolio and the classifications resulting therefrom.

   The following discussion contains forward-looking statements and the Bank's actual results may differ significantly from those projected in the forward-looking statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 7.1. Consolidated Report of Condition and Income
             for a Bank with Domestic Office Only
             and Total Assets of  $300 million
                          or More (financial statements only).

FARMERS AND MERCHANTS NATIONAL BANK   Call Date: 06/30/1999
                        ST-BK: 34-0430 FFIEC 032
53 SOUTH LAUREL STREET                                           Page RI- 1
BRIDGETON, NJ 08302              Vendor ID: D       CERT: 06455            3

Transit Number: 03120211

Consolidated Report of Income for the period January 1, 1999 - June 30, 1999

ALL Report of Income schedules are to be reported on a calendar year-to-date basis in thousand of dollars.

Schedule RI - Income Statement                           1380 <
                                                Dollar Amounts in Thousands
1. Interest income:
  a.  Interest and fee income on Loans:
   (1) Loans secured by real estate                                    4,929
   (2) Loans to finance agricultural production and other Loans to farmers
                                                                         300
   (3) Commercial and industrial loans                                 1,974
   (4) Loans to individuals for household, family, and other personal expenditures:
       (a) Credit cards and related plans                                162
       (b) Other                                                       2,098
   (5) Loans to foreign governments and official institutions              0
   (6) Obligations (other than securities and Leases) of states and political subdivisions in the U.S.:
      (a) Taxable obligations                                              0
      (b) Tax-exempt obligations                                           0
   (7) ALL other Loans                                                     0
  b.  Income from Lease financing receivables:
   (1) Taxable Leases
   (2) Tax-exempt leases                                                   0
  c.  Interest income on balances due from depository institutions (1)    32
   d.  interest and dividend income on securities:
   (1) U.S. Treasury securities and U.S. Government agency obligations (Including mortgage-backed securities issued or guaranteed by FN14A,
       FHLNC, or GNMA)                                                 2,705
   (2) Securities issued by states and political subdivisions in the U.S.:
    (a) Taxable securities                                                91
    (b) Tax-exempt securities                                              1
   (3) Other domestic debt securities (Including mortgage-backed securities
        not issued or guaranteed by FNM, FNLNC, or GNMA)                 453
   (4) Foreign debt securities                                             0
   (5) Equity securities (including investments in mutual funds)           2
  e.  Interest income from trading assets                                  0
  f.  Interest income on federal funds sold and securities purchased under
      agreements to resell                                           1,752
  g. Total interest income (sum of items 1.a through 1.f)             14,499

  (1) Includes interest income on time certificates of deposit not held for trading.

2. Interest expense:
a. Interest on deposits:
(1) Transactions on accounts (NOW accounts, ATS accounts, and telephone
And pre-authorized transfer accounts)                  766
(2) Non-transaction accounts:
(a)  Money Market Deposit accounts (MMDAs)             661
(b)  Other Savings Deposits                          1,121
(c)  Time deposits of $100,000 or more               1,261
(d)  Time deposits of less than $100,000             4,626
b. Expense on federal funds purchased and securities sold under
     agreements to repurchase                                   0
c. Interest on demand notes issued to the U.S. Treasury, trading
        liabilities, and other borrowed money                      0
  d. Not applicable
  e. Interest on subordinated notes and debentures                0
f. Total interest expense (sum of items 2.a through 2.e)    8,435
3. Net interest income (item 1.g minus 2.f)                            6,064
4. Provisions:
  a. Provision for credit Losses                                       1,060
   b. Provision for allocated transfer risk                                0
5. Noninterest income:
  a. income from fiduciary activities	                            453
  b. Service charges on deposit accounts	                         865
  c. Trading revenue (must equal Schedule RI, sum of Memorandum
          items 8.a through 8.d)                                   0
  d. Not applicable
  e. Not applicable
  f. Other noninterest income:
       (1) Other fee income                                      403
       (2) All other noninterest income                            0
  g. Total noninterest income (sum of items 5.a through 5.f)            1,721
6.  a. Realized gains (Losses) on held-to-maturity securities             0
    b. Realized gains (losses) on available-for-sale securities           553
7.	Noninterest expense:
  a. Salaries and employee benefits                            3,520
  b. Expenses of premises and fixed assets (net of rental income)
         (excluding salaries and employee benefits and Mortgage interest)
                                                                1,002
  c. other noninterest expense                                  3,012
  d. Total noninterest expense (sum of items 7.a through 7.c)           7,534
8. Income (Loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, 5.g,
      6.a, 6.b, and 7.d)                                                (256)
9. Applicable income taxes (on item 8)                                     0
10. Income (loss) before extraordinary items and other adjustments
       (item 8 minus 9)                                                 (256)
11. Extraordinary items and other adjustments, net of income taxes*        0
	12. Net income (Loss) (sum of items 10 and 11)                          (256)

FARMERS AND MERCHANTS NATIONAL BANK  Call Date: 06/30/1999
ST-BK: 34-0430  FFIEC 032
53 SOUTH LAUREL STREET                                     Page RC-1
BRIDGETON, NJ 08302               Vendor ID: D           CERT: 06455
Transit Number: 03120211                                           9

Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for June 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the Last business day of the quarter.

Schedule RC - Balance Sheet
                                                                     C300
                                                 Dollar Amounts in Thousands
                               ASSETS
1. Cash and balances due from depository institutions
                                                   (from Schedule RC-A):RCON
  a. Noninterest-bearing balances and currency and coin (1)         20,322
  b. Interest-bearing balances (2)                                    450
2.  Securities:
  a. Held-to-maturity securities (from Schedule RC-B, column A)	         0
  b. Available-for-sale securities (from Schedule RC-B, column D)	 114,148
3.  Federal funds sold and securities purchased under agreements to resell
                                                                     49,600
4. Loans and Lease financing receivables:
a. Loans and teases, net of unearned income
    (from Schedule RC-C)                        242,194
b. LESS: Allowance for Loan and Lease losses       9,182
c. LESS: Allocated transfer risk reserve               0
d. Loans and teases, net of unearned income,
allowance, and reserve (item 4.a minus 4.b and 4.c)            233,012
5. Trading assets (from Schedule RC-D)                                  0
6. Premises and fixed assets (including capitalized Leases)          6,969
7. Other real estate owned (from Schedule RC-M)                     1,941
8. Investments in unconsolidated subsidiaries and associated companies (from
           Schedule RC-M)                                               0
9.	Customers' Liability to this bank on acceptances outstanding           0
10. Intangible assets (from Schedule RC-M)                               0
11. Other assets (from Schedule RC-F)                               25,518
12. Total assets (sum of items 1 through 11)                        451,960

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Schedule RC - Continued
                                                Dollar Amounts in Thousands
                                 LIABILITIES
13.  Deposits:
  a. In domestic offices (sum of totals of                             RCON
columns A and C from Schedule RC-E)                           419,109
(1) Noninterest-bearing (1)                         62,108 . . . . .
(2) Interest-bearing                               357,001 . . 13.a.2
  b. in foreign offices, Edge and Agreement subsidiaries, and IBFs . . . .
(1) Noninterest-bearing . . . . .
(2) Interest-bearing . . . . ..
14. Federal funds purchased and securities sold under agreements
             to repurchase                                                 0
15. a. Demand notes issued to the U.S. Treasury                            0
    b. Trading liabilities (from Schedule RC-D)                           0
16. other borrowed money (includes mortgage indebtedness and obligations under capitalized Leases):
    a. With a remaining maturity of one year or Less                       0
    b. With a remaining maturity of more than one year through three years 0
    c. With a remaining maturity of more than three years                  0
17. Not Applicable
18. Bank's Liability on acceptances executed and outstanding               0
19. Subordinated notes and debentures (2)                                  0
20. Other Liabilities (from Schedule RC-G)                            5,151
21. Total liabilities (sum of items 13 through 20)                   424,260
22. Not Applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                          0
24. Common stock                                                       2,125
25. Surplus (exclude all surplus related to preferred stock)           2,150
26. a. Undivided profits and capital reserves                         25,982
    b. Net unrealized holding gains (Losses) on available-for-sale securities
                                                                      (2,557)
	c. Accumulated net gains (Losses) an cash flow hedges                   0
27. Cumulative foreign currency translation adjustments . . . .
28. Total equity capital (sum of items 23 through 27)                  27,700
29. Total Liabilities and equity capital (sum of items 21 and 28)	     451,960

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				SOUTHERN JERSEY BANCORP OF DELAWARE, INC.


Date: August 11, 1999	By: \s\ Clarence D. McCormick
                   				       Clarence D. McCormick
				                          Chairman and CEO